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                                   SCHEDULE 14A
                             SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                 ----------------

  Filed by the Registrant [x]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [x] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ----------------

                           SANTA FE PACIFIC CORPORATION
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           SANTA FE PACIFIC CORPORATION
                    (NAME OF PERSON(S) FILING PROXY STATEMENT)

                                 ----------------

  Payment of Filing Fee (Check the appropriate box):(/1/)

  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
    2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
    4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

 (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

 (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ..........
     2) Form, Schedule or Registration
        Statement No.: ...................
     3) Filing Party: ....................
     3) Date Filed: ......................

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                  [LETTERHEAD--SANTA FE PACIFIC CORPORATION]

                           CORPORATE COMMUNICATIONS
                                                                            NEWS


FOR IMMEDIATE RELEASE                          MEDIA CONTACT: Catherine Westphal
#69                                                               (708) 995-6273
                                                                     Joele Frank
                                                     Abernathy MacGregor Scanlon
                                                                  (212) 371-5999


SPECIAL SHAREHOLDERS MEETING POSTPONED

     SCHAUMBURG, ILLINOIS, November 14, 1994--The board of directors of Santa Fe Pacific Corporation today postponed for two weeks the special meeting of shareholders to vote on a merger with Burlington Northern Inc. that had been scheduled for November 18, 1994. The meeting is now scheduled to take place at 3:00 p.m. Central time on Friday, December 2, 1994 at the Hyatt Regency-Woodfield, 1800 East Golf Road, Schaumburg, Illinois. The record date for the meeting remains October 19, 1994.

     Robert D. Krebs, Santa Fe's chairman, president and chief executive officer, stated that Santa Fe's board of directors is examining all of Santa Fe's alternatives and will make a recommendation to Santa Fe's shareholders as soon as its evaluation is completed. Krebs urged Santa Fe's shareholders to take no action until they had received the board's recommendation.

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